Exhibit 99.1

Mobile Energy Rentals, LLC

Financial Statements

As of December 31, 2023 and 2022, for the

Year Ended December 31, 2023, and the Period from

February 23, 2022 (Inception) to December 31, 2022

Independent Auditor’s Report

To the Members of

Mobile Energy Rentals, LLC

Houston, Texas

Opinion

We have audited the financial statements of Mobile Energy Rentals, LLC (the “Company”), which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of income, changes in members’ equity, and cash flows for the year then ended December 31, 2023 and the period from February 23, 2022 (inception) to December 31, 2022, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year ended December 31, 2023 and the period from February 23, 2022 (inception) to December 31, 2022 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has material purchase commitments entered into subsequent to December 31, 2023 and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Houston, Texas

July 25, 2024

Financial Statements

Mobile Energy Rentals, LLC

Balance Sheets

	December 31, 2023	December 31, 2022
Assets
Current assets:
Cash	$943,275	$583,014
Accounts receivable, net	591,158	802,125
Unbilled receivables	355,585	29,790
Prepaid expenses and other current assets	4,441	—

Total current assets	1,894,459	1,414,929
Property and equipment, net of accumulated depreciation of $813,996 and $348,796, respectively	3,907,004	4,372,204

Total Assets	$5,801,463	$5,787,133

Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$339,749	$—
Accrued expenses	65,350	75,814
Deferred revenue	68,000	220,000

Total liabilities	473,099	295,814
Members’ equity	5,328,364	5,491,319

Total Liabilities and Members’ Equity	$5,801,463	$5,787,133

See accompany notes to financial statements.

Mobile Energy Rentals, LLC

Statements of Income

	Year Ended December 31, 2023	From February 23, 2022 (Inception Date) to December 31, 2022
Revenues:
Lease income	$2,244,007	$2,632,183
Service revenue	201,850	100,739
Sales of ancillary products	14,420	28,200

Total revenues	2,460,277	2,761,122

Cost of revenues:
Depreciation	465,200	348,796
Supplies and materials	179,231	599,065
Equipment rentals	157,404	—
Labor and service cost	135,632	467,510
Freight and transportation	124,512	400
Repairs and maintenance	61,605	—

Total cost of revenues	1,123,584	1,415,771

Gross profit	1,336,693	1,345,351
Selling, general, and administrative expenses	300,643	158,345

Income from operations	1,036,050	1,187,006
Other expense (income):
Interest expense	—	31
Other (income), net	(995)	(364)

Total other (income)	(995)	(333)

Net Income	$1,037,045	$1,187,339

See accompany notes to financial statements.

Mobile Energy Rentals, LLC

Statements of Changes in Members’ Equity

Balance, February 23, 2022 (Inception Date)	$—
Contributions from members	5,303,980
Distributions to members	(1,000,000)
Net income	1,187,339

Balance, December 31, 2022	5,491,319
Distributions to members	(1,200,000)
Net income	1,037,045

Balance, December 31, 2023	$5,328,364

See accompany notes to financial statements.

Mobile Energy Rentals, LLC

Statements of Cash Flows

	Year Ended December 31, 2023	From February 23, 2022 (Inception Date) to December 31, 2022
Cash flows from operating activities:
Net income	$1,037,045	$1,187,339
Adjustments to reconcile net income to net cash from operating activities:
Depreciation expense	465,200	348,796
Credit loss expense	24,122	—
Supplies and materials contributed by members	—	595,480
Changes in operating assets and liabilities:
Accounts receivable	186,845	(802,125)
Unbilled receivables	(325,795)	(29,790)
Prepaid expenses and other current assets	(4,441)	—
Accounts payable	339,749	—
Accrued expenses	(10,464)	75,814
Deferred revenue	(152,000)	220,000

Net cash provided by operating activities	1,560,261	1,595,514

Cash flows from investing activity:
Purchase of property and equipment	—	(12,500)

Net cash used in investing activity	—	(12,500)

Cash flows from financing activity:
Distributions to members	(1,200,000)	(1,000,000)

Net cash used in financing activities	(1,200,000)	(1,000,000)

Net change in cash	360,261	583,014
Cash, beginning of year and period	583,014	—

Cash, End of Year and Period	$943,275	$583,014

Supplemental cash flow information:
Cash paid for interest	$—	$31
Noncash financing and investing activity:
Additions to property and equipment through contributions from members	$—	$4,708,500
Supplies and materials charged to “Cost of Revenues” contributed by members	$—	$595,480

See accompany notes to financial statements.

Mobile Energy Rentals, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2023 and Period from February 23, 2022 (Inception Date) to December 31, 2022

Note 1 – Organization and Nature of Business

Mobile Energy Rentals, LLC (“Company” or “MER”), a Texas limited liability company headquartered in Houston, Texas, was incorporated on February 23, 2022 (Inception Date). The Company operates throughout the United States and offers its customers a comprehensive range of power equipment for lease, including generators, transformers, and power distribution systems.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and other commitments in the normal course of business. As such, the financial statements do not include adjustments relating to the recoverability and classification of assets and their carrying amount, or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern.

Subsequent to December 31, 2023, the Company entered into a purchase commitment for various property and equipment of $307.6 million. The purchase commitment of $307.6 million began in June 2024 and is expected to be completed in July 2025. The Company does not have the liquidity necessary to fulfill the payment terms of the purchase commitment. Refer to Note 9, Subsequent Events for additional information.

The Company’s priority is focused on generating sufficient cash flow from operational activity by maintaining and increasing the utilization of its property and equipment and the closing of the Solaris Transaction, as defined and described in Note 9, Subsequent Events.

There can be no assurance that the Company will be able to implement these plans successfully or that such plans will generate sufficient liquidity to continue as a going concern. The factors discussed above raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Note 2 – Significant Accounting Policies

Basis of Presentation

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Specific accounting principles followed and the methods of applying those principles that materially affect the determination of the Company’s financial position, results of operations, and cash flows are summarized below.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company does not have any cash equivalents as of December 31, 2023 and 2022.

Mobile Energy Rentals, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2023 and Period from February 23, 2022 (Inception Date) to December 31, 2022

The Company has concentrated its credit risk for cash by maintaining deposits in financial institutions; at times, balances in the accounts may exceed the amount insured by the United States Federal Deposit Insurance Corporation. The Company monitors the financial health of the institutions with which it does business, has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk for cash.

Accounts Receivable, net

Accounts receivable represents billed receivables for equipment leasing arrangements, service revenue, and sales of ancillary products.

The accounts receivable for equipment leasing arrangements is stated net of an allowance for uncollectible receivables. The Company provides allowances, which management believes are adequate to absorb losses to be incurred in realizing the amounts of accounts receivable recorded in the accompanying financial statements. Accounts are periodically assessed for collectability, and a provision for uncollectible accounts is charged to earnings. Accounts deemed uncollectible are applied against the allowance for uncollectible receivables. Management has determined that no allowance for uncollectible receivables is necessary as of December 31, 2023 and 2022. At the beginning of each arrangement, the Company generally collects first and last month’s consideration for that arrangement. As such, the Company believes that its exposure to losses are fully cash collateralized and determined that no significant allowance was necessary.

Accounts receivable for service revenue and sales of ancillary equipment is stated net of an allowance for credit losses. The Company provides allowances, which management believes are adequate to absorb losses to be incurred in realizing the amounts of accounts receivable recorded in the accompanying financial statements. Accounts are periodically assessed for collectability, and a provision for credit losses is charged to earnings. Accounts deemed uncollectible are applied against the allowance for credit losses. As of December 31, 2023 and 2022, the allowance for credit losses was $24,122 and $0, respectively. During the year ended December 31, 2023 and period from inception date to December 31, 2022, credit loss expense amounted to $24,122 and $0, respectively.

Unbilled Receivables

Unbilled receivables represent lease income for various property and equipment that has been earned and recognized but not yet billed to the applicable customers.

Deferred Revenue

Deferred revenue represents customers’ payments received at the beginning of the lease term and applicable to the last months’ lease rentals.

Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. Expenditures for major additions that extend the useful life of the assets are capitalized. Minor replacements, maintenance, and repairs that do not improve or extend the life of such assets are charged to expense as incurred.

Mobile Energy Rentals, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2023 and Period from February 23, 2022 (Inception Date) to December 31, 2022

Major classifications and estimated depreciable lives of property and equipment are as follows:

Switchgears	10 years
Trailers	10 years
Other Ancillary Equipment	10-25 years

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, such as insufficient cash flows or plans to dispose of or sell long-lived assets before the end of their previously estimated useful lives. For the year ended December 31, 2023 and the period from inception date to December 31, 2022, there were no impairments.

Revenue Recognition

The Company enters into various contract arrangements with its customers. These arrangements have historically been short-term in nature, generally under 12 months. Such arrangements may include both lease components, such as rentals of power distribution systems, turbines, switchgear equipment, power trailers, and generators and non-lease components, such as operations and maintenance and commissioning and decommissioning of such equipment. The Company has determined that the lease component is the predominant component in these arrangements. Additionally, the Company also sells various ancillary products to its customers.

Lease Components

The Company elected to apply the practical expedient to not separate the non-lease components that relate to operations and maintenance as management determined that the pattern and timing of revenue recognition such non-lease components aligns with those of the lease components. The Company accounts for these combined components as leases in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 842, Leases. These leases are classified as operating leases due to their short-term nature and the absence of transfer of ownership and bargain purchase options. Additionally, the Company’s arrangements do not include residual value guarantees.

The Company recognizes these operating leases on a straight-line basis over each lease’s term. Lease payments are generally fixed, and there are no significant variable lease payments in the Company’s arrangements. Arrangements may generally be renewed on a month-to-month basis, subject to price negotiation between the Company and the customer.

Certain arrangements include subleases of various equipment to the Company’s customers. These arrangements are also classified as operating leases. Sublease income from payments on these leases is also recognized on a straight-line basis over the lease term and recorded on the statements of income as a component of lease income.

Non-Lease Components

Certain non-lease components that relate to commissioning and decommissioning do not qualify for the practical expedient. The contract value is allocated to such non-lease components on the basis of its stand-alone selling price. For these components, the Company applies FASB ASC Topic 606, Revenue with Customers, and recognizes revenue at the point in time when the transfer of services has been completed and recorded as service revenue in the statements of income.

Mobile Energy Rentals, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2023 and Period from February 23, 2022 (Inception Date) to December 31, 2022

Activities that Do Not Constitute Components of a Contract

The Company also charges insurance and taxes to its customers in certain of its arrangements. These activities are not separate components of the contract because they do not transfer to the lessee a good or service that is separate from the right to use the underlying asset. The Company elected to apply an accounting policy for these taxes to not evaluate whether such taxes are the primary obligation of the lessor as owner of the underlying leased asset. As such, the Company excludes taxes from the total consideration in the contract and from variable payments not included in the consideration in the contract. Customer payments for activities that are not separate components of the contract, such as insurance, are generally fixed in nature. As such, the Company allocates such payments to lease components and non-lease components and recognizes them according to their classification.

Ancillary Sales

In accordance with FASB ASC Topic 606, the Company recognizes revenue from the sale of ancillary products at the point in time when the transfer of control passes to buyer.

Income Taxes

The Company is organized as a limited liability company and has elected to be treated as a pass-through entity for federal income tax purposes. As such, no expense for federal taxes is included in these financial statements. The annual federal income tax liability resulting from the Company’s activities is the responsibility of its members. Each member will report their respective share of the Company’s taxable income or loss. In the event of an examination of the Company’s tax return, the liability of the members could be changed if an adjustment of the Company’s income or loss is ultimately sustained by taxing authorities.

Leases – Company as a Lessee

The Company enters as lessee into various lease arrangements wherein the Company is the lessee with third parties and certain related parties. These leases are short-term in nature, generally ranging from five to seven months, and may be renewed on a month-to-month basis subject to price negotiation between the Company and the lessor. The Company has determined that it is not reasonably certain that it will exercise the renewal options on these leases, and as such, did not include such renewal periods in the determination of its lease terms.

The Company has elected to apply the practical expedient permitted by FASB ASC Topic 842 when accounting for these short-term leases. As such, the Company recognizes the short-term lease payments in net income on a straight-line basis over the lease term, and variable lease payments in the period in which the obligation for those payments is incurred. Short-term lease expense amounted to $157,404 for the year ended December 31, 2023, and $0 from the period from inception date to December 31, 2022 and is included as a component of cost of revenues – equipment rentals on the statements of income.

Refer to Note 6, Related Party Transactions, for additional information regarding related party transactions recognized.

The Company also subleases certain leased equipment to its customers in agreements classified as operating leases. Upon completion of the primary term, both parties have substantive rights to terminate the leases. As a result, enforceable rights and obligations do not exist under the rental agreements subsequent to the initial term.

During 2022 and 2023, the Company did not have any finance leases.

Mobile Energy Rentals, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2023 and Period from February 23, 2022 (Inception Date) to December 31, 2022

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (“ASU 2016-13”), which provides new authoritative guidance with respect to the measurement of credit losses on financial instruments. This update changes the impairment model for most financial assets and certain other instruments by introducing a current expected credit loss (“CECL”) model. The CECL model is a more forward-looking approach based on expected losses rather than incurred losses, requiring entities to estimate and record losses expected over the remaining contractual life of an asset. ASU 2016-13 is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for smaller reporting companies. ASU 2016-13 applies to accounts receivables from certain of the Company’s revenue transactions, including service revenue and sales of ancillary products, which are accounted for under ASC Topic 606 - Revenues from Contracts with Customers (“Topic 606”). The Company adopted ASU 2016-13 on January 1, 2023. There was no impact upon adoption of ASU 2016-13 on January 1, 2023 as the Company had no outstanding receivables under Topic 606 as of the adoption date.

Other recent accounting pronouncements issued by the FASB or other authoritative standards groups with future effective dates are either not applicable or are not expected to be significant to the Company’s financial statements.

Note 3 – Property and Equipment, net

Property and equipment as of December 31, 2023 and 2022, are summarized as follows:

	December 31,	December 31,
	2023	2022
Switchgear equipment	$4,506,500	$4,506,500
Trailers	87,000	87,000
Other ancillary equipment	127,500	127,500

Total property and equipment	4,721,000	4,721,000
Less: accumulated depreciation	(813,996)	(348,796)

	$3,907,004	$4,372,204

The Company recorded depreciation expense of $465,200 and $348,796 for the year ended December 31, 2023 and the period from inception date to December 31, 2022, respectively.

Note 4 – Revenue

The following table summarizes revenues from our contracts disaggregated by revenue generating activity contained therein for the year ended December 31, 2023 and for the period from February 23, 2022 (Inception Date) to December 31, 2022:

		From February 23, 2022
	Year Ended	(Inception Date) to
	December 31,	December 31,
	2023	2022
Lease income	$2,244,007	$2,632,183
Service revenue	201,850	100,739
Sales of ancillary products	14,420	28,200

	$2,460,277	$2,761,122

Mobile Energy Rentals, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2023 and Period from February 23, 2022 (Inception Date) to December 31, 2022

Lease Income

Included in lease income is sublease income amounting to $1,183,750 and $1,002,833 for the year ended December 31, 2023 and for the period from inception date to December 31, 2022, respectively.

Service Revenue and Sales of Ancillary Products

Service revenue relates to commissioning and decommissioning service components are recognized when transfer of services are completed. Ancillary product sales that are recognized when control passes on to the buyer. For further information, see Note 2, Revenue Recognition section. As of December 31, 2023 and 2022, the outstanding accounts receivable for service revenue and sales of ancillary products were $64,069 and $0, respectively. There were no contract asset or contract liability balances related to service revenue or sales of ancillary products as of December 31, 2023 and 2022.

Note 5 – Members’ Equity

The Company was formed using contributions from its founding members. There is one class of units, and all units were issued as of December 31, 2023 and 2022.

In 2022, founding members contributed property and equipment amounting to $4,708,500, and supplies and materials amounting to $595,480. The contributed property and equipment was capitalized as property and equipment in the balance sheets, and the supplies and materials were recorded as a component of cost of revenues on the statements of income.

The Company also paid distributions to the members of $1,200,000 for the year ended December 31, 2023, and $1,000,000 for the period from inception date to December 31, 2022.

Note 6 – Related Party Transactions

As stated in Note 2, the Company has entered into various arrangements with members that qualify as related party transactions.

The Company is the lessor in various arrangements with members. Revenue arising from these transactions amounted to $312,795 for the year ended December 31, 2023, and $41,488 for the period from inception date to December 31, 2022. This revenue is recorded as a component of lease income on the statements of income. As of December 31, 2023 and 2022, outstanding receivables arising from these transactions amounted to $342,585 and $29,790, respectively, which is recorded on the balance sheets as a component of unbilled receivables.

The Company also enters into arrangements to purchase supplies and labor from a member. Expenses related to these transactions amounted to $27,664 for labor and service cost, $136,167 for equipment rentals, and $155,608 for supplies and materials totaling $319,439 for the year ended December 31, 2023, and $363,510 for labor and service cost for the period from inception date to December 31, 2022, and are recognized on the statements of income as a component of cost of revenue. Payables outstanding from these transactions amounted to $208,272 and $0 as of December 31, 2023 and 2022, respectively, and are recognized as a component of accounts payable on the balance sheets.

Mobile Energy Rentals, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2023 and Period from February 23, 2022 (Inception Date) to December 31, 2022

Additionally, the Company leases certain property and equipment from members and related parties under short-term operating leases. See Note 2, Leases – Company as a Lessee section. Short-term lease expense arising from these related-party transactions amounted to $136,167 for the year ended December 31, 2023, and $0 for the period from inception date to December 31, 2022, which is recognized as equipment rentals (a component of cost of revenues) on the statements of income.

The Company pays a management fee to a member for accounting and legal services the member provides to the Company. The Company paid the member $25,000 related to this fee during the year ended December 31, 2023, and $0 for the period from inception date to December 31, 2022, which is recognized as selling, general, and administrative expenses on the statements of income.

Note 7 – Commitments and Contingencies

Purchase Commitments

In the normal course of business, the Company enters into purchase obligations for its power equipment and services. As of the balance sheet date, there were no outstanding purchase obligations.

Note 8 – Concentrations

For the year ended December 31, 2023, four customers each accounted for more than 10% of the Company’s revenue, and two suppliers accounted for more than 10% of the Company’s total purchases.

For the period from inception date to December 31, 2022, three customers accounted for more than 10% of the Company’s revenue, and two suppliers accounted for more than 10% of the Company’s total purchases.

As of December 31, 2023, three customers accounted for more than 10% of the Company’s accounts receivable, and two suppliers accounted for more than 10% of the Company’s accounts payable.

As of December 31, 2022, one customer accounted for more than 10% of the Company’s accounts receivable, and no supplier accounted for more than 10% of the Company’s accounts payable.

Note 9 – Subsequent Events

The Company has evaluated subsequent events through, July, 25 2024, the date the financial statements presented herein were available to be issued.

On January 10, 2024, the Company made distributions to the members of $1.0 million.

In March 2024, the Company has entered into a revenue contract of $39.0 million with a third party customer. The Company has billed and collected $6.8 million under this contract.

On April 8, 2024, the Company entered into a third-party purchase obligation for property and equipment totaling $30.0 million. On April 9, 2024, the Company paid a non-refundable deposit of $3.0 million to the supplier. The remaining $27.0 million was paid by a member on behalf of the Company in exchange for membership interest in the Company, and all the property and equipment has been received from the supplier.

Mobile Energy Rentals, LLC

Notes to the Financial Statements

For the Year Ended December 31, 2023 and Period from February 23, 2022 (Inception Date) to December 31, 2022

On May 21, 2024, the Company entered into a long-term lease agreement with an affiliate wherein the Company is the lessee of certain commercial property. This agreement commenced on June 1, 2024 for a monthly payment of $18,000 for initial term of 24 months, ending on May 31, 2026.

The Company also entered into a short-term lease commitment for certain equipment with a third-party that commenced on June 1, 2024, with a monthly amount of $850,000 and contract end date of November 30, 2024.

On July 9, 2024, members of the Company and Solaris Oilfield Infrastructure, Inc. (“Solaris”) entered into a contribution agreement (“Solaris Transaction”), whereby the members of the Company will contribute all of the issued and outstanding equity of the Company to Solaris Oilfield Infrastructure, LLC (“Solaris LLC,” a subsidiary of Solaris) in exchange for:

1. $60.0 million in cash, subject to certain adjustments for indebtedness, closing cash, working capital, transaction expenses, and authorized for expenditures amounts, and

2. 16,464,778 units of Solaris LLC and equal number of shares of Class B of Solaris common stock , subject to certain adjustments.

The Solaris Transaction is subject to the approval of Solaris shareholders, certain customary closing conditions, and receipt of regulatory approvals.

Subsequent to the balance sheet date, the Company has third-party purchase obligations for property and equipment totaling $307.6 million through July 2025. The Company made payments totaling $2.5 million, and its members made payments totaling $37.1 million on behalf of the Company for the property and equipment. The Company has received property and equipment of $28.5 million related to the total purchase obligation. The Company intends to obtain funds for the purchase obligations through a combination of free cash flows, capital support from its members, and closing of the Solaris Transaction. If such funding were not available, the contracts are cancellable subject to termination penalties. In the event of termination or cancellation of the order by the Company (other than due to a material breach by the supplier), the Company shall pay seller cancellation charges. The termination or cancellation charges are substantial and range from 5% to 90% of the purchase price, depending on when the order is terminated or cancelled.